UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 or 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

 Date of report (Date of earliest event reported):      December 10, 2015

AdCare Health Systems, Inc.
(Exact Name of Registrant as Specified in Charter)

Georgia	001-33135	31-1332119
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1145 Hembree Road Roswell, Georgia 30076
(Address of Principal Executive Offices)

(678) 869-5116
(Registrant’s telephone number, including area code)

Not applicable.
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07. Submission of Matters to a Vote of Security Holders.
On December 10, 2015, AdCare Health Systems, Inc. (the “Company”) held its 2015 Annual Meeting of Shareholders in Roswell, Georgia (the “Meeting”). The matters listed below were submitted to a vote of the shareholders at the Meeting. Each proposal is identified and described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 26, 2015 (the “Proxy Statement”). No quorum was present at the Meeting with respect to Proposal 3 (as described in the Proxy Statement), and the Company’s Board of Directors (the “Board”) determined not to adjourn or postpone the Meeting to solicit additional proxies. As a result, neither Proposal 3 nor Proposal 5 (as described in the Proxy Statement) was presented for shareholder vote. The number of votes cast for and against each proposal voted on by the Company’s shareholders and the number of withheld votes, abstentions and broker non-votes are set forth below.

Proposal 1. Election of Directors

Shareholders elected the following five individuals to the Board to serve in the Class and for the term as specified below. The voting results were as follows:

	FOR	WITHOLD	BROKER NON-VOTES

William McBride, III (Class I) Term Expiring 2017 Annual Meeting of Shareholders	10,813,780	1,747,649	5,373,247

Thomas W. Knaup (Class II ) Term Expiring 2018 Annual Meeting of Shareholders	10,850,087	1,711,342	5,373,247

David A. Tenwick (Class II) Term Expiring 2018 Annual Meeting of Shareholders	9,510,772	3,050,657	5,373,247

Brent Morrison (Class III) Term Expiring 2016 Annual Meeting of Shareholders	9,928,771	2,632,658	5,373,247

Allan J. Rimland (Class III) Term Expiring 2016 Annual Meeting of Shareholders	9,456,782	3,104,647	5,373,247

Proposal 2. Approval of Amendments to the Company’s Articles of Incorporation and Bylaws to Declassify the Board

At the Meeting, the Company’s shareholders approved articles of amendment to the Company’s Articles of Incorporation (the “Articles of Amendment”) and an amendment to the Company’s Bylaws (the “Bylaws Amendment”) to provide for the declassification of the Board. The voting results are set forth below. The Articles of Amendment were filed with the Secretary of State of the State of Georgia on December 11, 2015, and the Articles of Amendment and Bylaws Amendment became effective at such time. As a result of such amendments, the Company’s classified Board has been eliminated, and directors will be elected for one-year terms beginning with the Company’s 2016 Annual Meeting of Shareholders (the “2016 Meeting”). As previously reported, all of the Company’s directors (including those elected at the Meeting) have agreed to voluntarily relinquish the portion of their terms as directors which extend beyond the 2016 Meeting. As a result, all of the Company’s directors (including those elected at the Meeting) will stand for re-election at the 2016 Meeting for a one-year term. The Articles of Amendment and the Bylaws Amendment are filed as Exhibit 3.1 and Exhibit 3.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
12,272,568	32,652	256,209	5,373,247

Proposal 4. Ratification of the Appointment of KPMG LLP as the Company’s Independent Registered Accounting Firm

The shareholders ratified the appointment of KMPG LLP as the Company’s independent registered public accounting firm for the year ending December 31, 2015. The voting results were as follows:

FOR	AGAINST	ABSTAIN
17,614,399	30,308	289,969

Item 7.01. Regulation FD Disclosure.
On or about November 20, 2015, a complaint was filed in federal court by the Securities and Exchange Commission (the “SEC”) against Christopher Brogdon, a former director of the Company and a holder of greater than 5% of the Company’s common stock. The Company is not a defendant in this action. The complaint, among other things, petitions for receivership of a number of properties listed in the complaint, three of which are owned (but not operated) by the Company. On December 10, 2015, the SEC submitted to the court a revised list of properties over which the SEC is seeking receivership. The revised list does not include any of the Company’s properties, and the SEC is not seeking receivership of such properties.

Item 9.01. Exhibits.
(d)    Exhibits.

3.1	Articles of Amendment to the Articles of Incorporation of AdCare Health Systems, Inc.

3.2	Amendment No. 2 to the Bylaws of AdCare Health Systems, Inc.

SIGNATURES
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 14, 2015	ADCARE HEALTH SYSTEMS, INC.

/s/ Allan J. Rimland
Allan J. Rimland
President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Exhibit Description
3.1	Articles of Amendment to the Articles of Incorporation of AdCare Health Systems, Inc.
3.2	Amendment No. 2 to the Bylaws of AdCare Health Systems, Inc.

5